Exhibit 99.1

Source: Repligen Corporation

July 19, 2019 19:42 ET

Repligen Corporation Announces Closing of Public Offerings of $138.1 Million of Common Stock and $287.5 Million of 0.375% Convertible Senior Notes due 2024, Including Full Exercise of Underwriters’ Options

WALTHAM, Mass., July 19, 2019 (GLOBE NEWSWIRE) — Repligen Corporation (NASDAQ: RGEN) (“Repligen”) today announced the closing of its previously announced concurrent underwritten public offerings of an aggregate of 1,587,000 shares of its common stock (the “Shares”) at a public offering price of $87.00 per share for gross proceeds, before deducting underwriting discounts and commissions and estimated offering expenses, of approximately $138.1 million, and $287.5 million aggregate principal amount of 0.375% Convertible Senior Notes due 2024 (the “Notes”), which includes the exercise in full of the underwriters’ option to purchase 207,000 additional Shares and $37.5 million additional Notes. The offering of the Shares (the “Shares Offering”) is expected to result in approximately $130.7 million in net proceeds to Repligen after deducting underwriting discounts and commissions and other estimated offering expenses payable by Repligen. The offering of the Notes (the “Notes Offering” and, together with the Shares Offering, the “Offerings”) is expected to result in approximately $278.4 million in net proceeds to Repligen after deducting underwriting discounts and commissions and other estimated offering expenses payable by Repligen.

Contemporaneously with the closing of the Offerings, Repligen used approximately $68.7 million and approximately 1.38 million shares of its common stock to settle a portion of its previously announced exchanges (the “Notes Exchanges”) for approximately $68.5 million aggregate principal amount of its existing 2.125% Convertible Senior Notes due 2021 (the “2016 Notes”). With the completion of the Notes Exchanges, there will be approximately $46.2 million principal amount of 2016 Notes outstanding. Repligen expects that it will use approximately $23.5 million and approximately 0.47 million shares of its common stock to settle the remainder of its previously announced exchanges for approximately $23.5 million aggregate principal amount of 2016 Notes. In addition, Repligen issued a notice of redemption in respect of the 2016 Notes, which provides that, on September 23, 2019, Repligen will redeem all 2016 Notes that have not been converted, repurchased or exchanged prior to such date at a redemption price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest.

Repligen intends to use the remainder of the net proceeds from the offerings for working capital and other general corporate purposes, including to fund possible acquisitions of, or investments in, complementary businesses, products, services and technologies. Repligen has not entered into any agreements or commitments with respect to any acquisitions or investments at this time.

This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any offer or sale of, the Shares or the Notes (or any shares of Repligen’s common stock issuable upon conversion of the Notes) in any state or jurisdiction in which the offer, solicitation, or sale of the Shares or the Notes (or any shares of Repligen’s common stock issuable upon conversion of the Notes) would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.

About Repligen Corporation

Repligen Corporation is a global bioprocessing company that develops and commercializes highly innovative products that deliver cost and process efficiencies to biological drug manufacturers worldwide. Repligen’s corporate headquarters are in Waltham, MA (USA), with additional administrative and manufacturing operations in Marlborough, MA; Bridgewater, NJ; Rancho Dominguez, CA; Lund, Sweden; Breda, The Netherlands and Ravensburg, Germany.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this press release which are not strictly historical statements, constitute forward-looking statements, including, without limitation, statements regarding the anticipated use of proceeds of the proposed offerings, conversions or redemptions of the 2016 Notes, constitute forward-looking statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Repligen’s most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Repligen periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. These forward-looking statements reflect management’s current views and Repligen does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

Source:

Repligen Corporation

Sondra Newman

Global Head of Investor Relations

(781) 419-1881

snewman@repligen.com